EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 and No. 333-212977 on Form S-8 of Community Bancorp. of our report dated June 26, 2025, appearing on this Annual Report on Form 11-K of the Community Bancorp. & Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2024.

Manchester, New Hampshire

June 26, 2025

Vermont Registration No. 92-0000278